Exhibit (c)(9)

Project Fusion EPB Discussion Materials Confidential Presentation

Preliminary Assumptions Base Case: KMI purchases all of the publicly owned equity in KMP / EPB on 1/1/15 (KMR purchased at KMP purchase price) All share / unit prices as of 7/16/2014 KMI price: $36.91 Prices: KMP: $82.35 / KMR: $79.07 / EPB: $35.56 Acquisition Prices: KMP: $90.59 / KMR: $90.59 / EPB: $39.12 Assumes year-end 2014 share counts Assumes KMI finances the KMP and EPB acquisitions with ~88% equity / ~12% debt and assumes outstanding KMP and EPB debt $4.0 billion of new acquisition debt, issued at a 4.75% interest rate Assumes $200 million of transaction expenses, assumed paid for with debt (4.75%) Assumes KMI finances the KMR acquisition with 100% equity Assumes KMI steps-up the value of the assets at KMP and EPB for tax purposes Step-up calculated based on 8/8ths value of KMP and EPB units plus debt outstanding, multiplied by percentage of common units owned by the public. Purchase of KMR does not receive tax step-up Tax basis of KMP and EPB asset step-up reduced by $3.0 billion Asset values attributable to KMI’s current ownership in KMP and EPB retain current inside basis plus basis for 2014 growth capex Annual tax depreciation on asset step-up calculated using a straight-line ~13.7-Year schedule (2) Annual tax depreciation on growth and maintenance capex and current inside basis calculated using a 15-Year MACRs schedule Citrus and NGPL cash flows are shielded 80% Plantation dividends of $60 million are shielded 70% $4 million of KMI sustaining capex, 100% expensed for tax purposes Includes $360 million per year of remedial income for tax purposes Assumes 36.5% tax rate Assumptions (1) ___________________________ Source: Management estimates. Assumes approximately 13.7 years of depreciable life, which is the average life of the various components that make-up the depreciable base. The actual depreciable life will vary when the depreciable base allocation is completed. 1

Preliminary Assumptions (Cont’d) Assumes 2015 – 2023 KMP / EPB debt maturities are refinanced at KMI KMI targets a $2.00 2015 dividend and a 10% growth rate through 2020 (excess cash used to repay debt) KMI funds growth capex with $4.0 billion in aggregate equity issuance from 2016 – 2017 and funds the remaining growth capex with debt, subsequently 2017 equity issuance reduced by ~$260 million of monies not paid out due to warrant dilution Debt issuance assumes 4.75% interest rate (rate steps up to 5.75% over time) Assumes $20 million in savings of public company expenses due to consolidation Assumes pro forma KMI warrant conversion into ~68 million KMI shares calculated assuming 298 million warrants outstanding with a strike price of $40.00 and KMI share price at conversion of $51.87 (4.5% yield) Assumptions (1) ___________________________ Source: Management estimates. 2

Summary Assumptions for Years 2019 - 2023 KMP: Assumes annual KMP EBITDA growth of 5% (2% baseline EBITDA growth and 3% EBITDA growth funded by growth capex) Maintenance capex assumed to be 5% of EBITDA EBITDA growth from capex assumed at a 7.0x investment multiple Growth capex is funded with 50% equity / 50% debt EPB: Assumes annual EPB EBITDA growth of 5% (2% baseline EBITDA growth and 3% EBITDA growth funded by growth capex) Maintenance capex assumed to be 3.25% of EBITDA EBITDA growth from capex assumed at a 7.0x investment multiple Growth capex is funded with 50% equity / 50% debt KMI: KMP and EPB growth in LP distributions / GP cash flow per current ownership structure Assumes no debt / equity is issued at KMI Assumes a ~35% tax rate on cash flows Standalone 2019 – 2023 Assumptions (1) ___________________________ Source: Management estimates. 3

Preliminary Sources & Uses

KMP

($ in millions)

Sources:	
KMI Shares	$24,842
New KMI Debt	3,353
Assumed KMP Debt	22,201
Total Sources:	**$50,395**
Uses:	
Purchase KMP Equity	$28,194
Existing KMP Debt	22,201
Total Uses:	**$50,395**
KMP Public Units Out. (mm units)	311.2

KMR

($ in millions)

Sources:	
KMI Shares	$10,733
New KMI Debt	-
Assumed KMR Debt	-
Total Sources:	**$10,733**
Uses:	
Purchase KMR Equity	$10,733
Existing KMR Debt	-
Total Uses:	**$10,733**
KMR Public Shares Out. (mm shares)	118.5

EPB

($ in millions)

Sources:	
KMI Shares	$4,797
New KMI Debt	647
Assumed EPB Debt	4,764
Total Sources:	**$10,208**
Uses:	
Purchase EPB Equity	$5,444
Existing EPB Debt	4,764
Total Uses:	**$10,208**
EPB Public Units Out. (mm units)	139.2

KMI Ownership

Status Quo

(Shares in millions)

	Share Count	% Ownership
Rich Kinder	243	23%
Other Insiders [4]	124	12%
Current KMI Public	669	65%
Total	1,036	100%

Pro Forma

(Shares in millions)

	Share Count	% Ownership
Rich Kinder	245	11%
Other Insiders [4]	124	6%
KMP / KMR Owned by Insiders [1] [5]	6	0%
EPB Owned by Insiders [1] [5]	0	0%
Total Insider Ownership [2]	*375*	*18%*
Current KMI Public	669	31%
KMP Public Unitholders	667	31%
KMR Public Unitholders	289	14%
EPB Public Unitholders	130	6%
Total [3]	2,130	100%

1. Assumes KMP, KMR and EPB units owned by insiders will be converted into KMI shares.
2. Assumes that all EPB and KMP directors remain insiders.
3. Total shares outstanding at year-end 2014. Does not include warrant dilution.
4. Per KMI 2014 proxy. Excludes 8.8mm shares held by entities indirectly controlled by Mr. Sarofim; includes 5.1mm restricted shares issued to management.
5. Per KMI 2014 proxy and KMP and EPB 2013 10-Ks. Excludes 4.6mm KMP units held in entities indirectly controlled by Mr. Sarofim and/or advisory/managed accounts over which Mr. Sarofim or entities controlled by him have shared voting and/or dispositive powers.

BARCLAYS

4

Pro Forma Consequences – $4.0bn acquisition debt Pro Forma Consequences ___________________________ Assumes 4.60% yield. Assumes 4.50% yield. Calculated based on 2014 interest expense at KMP and EPB; KMP and EPB debt maturities are refinanced in future periods at pro forma KMI at 4.75% (rate steps up to 5.75% over time). Per management guidance. KMI Price: $36.91 KMP acquisition price = $90.59 KMR acquisition price = $90.59 EPB acquisition price = $39.12 5 ($ in millions) KMI Status Quo (1) KMI Pro Forma (2) 2015 2016 2017 2018 2019 2020 2021 2022 2023 2015 2016 2017 2018 2019 2020 2021 2022 2023 KMP LP Unit Distributions $257 $273 $285 $307 $313 $322 $331 $341 $350 $0 $0 $0 $0 $0 $0 $0 $0 $0 KMP GP Cash Flows 2,173 2,497 2,791 3,205 3,411 3,627 3,855 4,096 4,352 - - - - - - - - - EPB LP Unit Distributions 241 241 253 258 267 275 283 292 300 - - - - - - - - - EPB GP Cash Flows 239 247 290 306 335 363 394 425 459 - - - - - - - - - KMP / EPB EBITDA - - - - - - - - - 7,741 8,680 9,573 10,985 11,537 12,117 12,726 13,365 14,036 Cash From Citrus (4) 161 142 154 154 154 154 154 154 154 161 142 154 154 154 154 154 154 154 Cash From NGPL (4) (1) 1 (0) (0) (0) (0) (0) (0) (0) (1) 1 (0) (0) (0) (0) (0) (0) (0) Cash from Plantation (4) - - - - - - - - - 60 60 60 60 60 60 60 60 60 Citrus Maintenance Capex - - - - - - - - - - - - - - - - - - KMI Sustaining Capex (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) Synergies - - - - - - - - - 20 20 20 20 20 20 20 20 20 KMP / EPB Maintenance Capital - - - - - - - - - (501) (513) (525) (538) (552) (580) (609) (639) (671) KMP / EPB Other - - - - - - - - - (88) (109) (113) (117) (117) (117) (117) (117) (117) KMI G&A (32) (33) (34) (35) (35) (35) (35) (35) (35) (32) (33) (34) (35) (35) (35) (35) (35) (35) Existing KMI Interest Expense (509) (540) (612) (616) (616) (616) (616) (616) (616) (509) (540) (612) (616) (616) (616) (616) (616) (616) Existing KMP / EPB Interest Expense (3) - - - - - - - - - (1,292) (1,307) (1,319) (1,320) (1,337) (1,350) (1,363) (1,384) (1,400) Interest Expense from Acquisitions - - - - - - - - - (200) (200) (200) (200) (200) (200) (200) (200) (200) Interest Expense from Growth Capex - - - - - - - - - (108) (367) (617) (820) (960) (1,088) (1,237) (1,395) (1,561) Cash Taxes (619) (709) (933) (1,222) (1,311) (1,403) (1,501) (1,604) (1,713) (390) (361) (364) (712) (828) (961) (1,079) (1,183) (1,284) Cash Flows Available for Dividends $1,908 $2,115 $2,189 $2,352 $2,513 $2,682 $2,860 $3,048 $3,247 $4,859 $5,470 $6,018 $6,857 $7,122 $7,399 $7,700 $8,025 $8,382 Coverage - - - - - - - - - 539 570 510 799 458 69 - - - Distributed Cash Flow $1,908 $2,115 $2,189 $2,352 $2,513 $2,682 $2,860 $3,048 $3,247 $4,320 $4,900 $5,507 $6,058 $6,664 $7,330 $7,700 $8,025 $8,382 Shares Outstanding (including warrants) 1,036.3 1,059.5 1,059.5 1,060.9 1,060.9 1,060.9 1,060.9 1,060.9 1,060.9 2,159.8 2,227.1 2,275.8 2,275.8 2,275.8 2,275.8 2,275.8 2,275.8 2,275.8 Dividend per Share, including warrants $1.84 $2.00 $2.07 $2.22 $2.37 $2.53 $2.70 $2.87 $3.06 $2.00 $2.20 $2.42 $2.66 $2.93 $3.22 $3.38 $3.53 $3.68 Accretion / (Dilution) - $ $0.16 $0.20 $0.35 $0.44 $0.56 $0.69 $0.69 $0.65 $0.62 Accretion / (Dilution) - % 8.7% 10.2% 17.1% 20.1% 23.6% 27.4% 25.5% 22.7% 20.3% % Growth 8.4% 3.5% 7.3% 6.8% 6.7% 6.6% 6.6% 6.5% 10.0% 10.0% 10.0% 10.0% 10.0% 5.0% 4.2% 4.4% 2015 - 2018 CAGR 6.4% 10.0% 2018 - 2023 CAGR 6.7% 6.7% Dividend per Share, excluding warrants $1.84 $2.04 $2.12 $2.27 $2.43 $2.59 $2.76 $2.94 $3.13 $2.03 $2.25 $2.49 $2.74 $3.02 $3.32 $3.49 $3.64 $3.80 Accretion / (Dilution) - $ $0.19 $0.21 $0.38 $0.47 $0.59 $0.73 $0.73 $0.69 $0.66 Accretion / (Dilution) - % 10.2% 10.5% 17.9% 20.9% 24.5% 28.3% 26.4% 23.6% 21.2% % Growth 10.9% 3.7% 7.3% 6.8% 6.7% 6.6% 6.6% 6.5% 11.2% 10.6% 10.0% 10.0% 10.0% 5.0% 4.2% 4.4% 2015 - 2018 CAGR 7.2% 10.6% 2018 - 2023 CAGR 6.7% 6.7% Debt & Credit Statistics 100% Consolidated Debt $39,672 $45,059 $48,916 $49,816 $50,826 $51,818 $52,785 $53,719 $54,611 $45,181 $50,086 $54,443 $57,457 $59,434 $61,922 $64,607 $67,427 $70,387 100% Consolidated Debt / 100% Consolidated EBITDA 4.96 x 5.06 x 4.98 x 4.44 x 4.32 x 4.19 x 4.07 x 3.95 x 3.83 x 5.64 x 5.61 x 5.54 x 5.11 x 5.04 x 5.00 x 4.98 x 4.95 x 4.92 x Moody's Adj. Debt / Distributions + Other EBITDA 5.66 x 5.42 x 5.00 x 4.49 x 4.26 x 4.04 x 3.83 x 3.64 x 3.45 x 5.99 x 5.92 x 5.82 x 5.37 x 5.28 x 5.24 x 5.20 x 5.16 x 5.13 x Other Statistics Total Growth Capex - - - - - - - - - $4,639 $7,136 $6,425 $3,703 $2,435 $2,557 $2,685 $2,819 $2,960 Equity Issued - - - - - - - - - - $2,000 $1,780 - - - - - - Change in Debt $3,056 $5,387 $3,857 $900 $1,010 $992 $967 $934 $892 NA $4,905 $4,357 $3,014 $1,978 $2,488 $2,685 $2,819 $2,960

 Value Proposition to EPB Overview ___________________________ Calculated as 2014 distribution guidance of $2.60 for EPB divided by current unit price of $35.56 for EPB. Calculated by dividing the number of KMI shares issued to EPB unit holders by the number of EPB units outstanding. Assumes 4.50% dividend yield. Calculated by dividing cash received by EPB units outstanding (139.2 million). Approximate calculation for an average unit holder. Actual gain could be more or less. Assumes passive losses have not been utilized and can be utilized on the sale to offset ordinary income. Assumes individual tax rate of 35% for ordinary income and 22% for capital gains for illustrative purposes. If the maximum federal rates of 40.5% for ordinary income, and 23.8% for capital gains are used, taxes would be $3.79 for EPB. Unitholder gains assume a KMI price of $39.00 at transaction close. Calculated by adjusting EPB expected distributions by the percentage cash consideration received. Calculated by multiplying the adjusted exchange ratio by the KMI pro forma dividend. 7 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E EPB Pro Forma (Value) EPB Expected Distributions $2.60 $2.60 $2.73 $2.78 $2.87 $2.96 $3.05 $3.14 $3.23 Assumed Yield (1) 7.31% 7.31% 7.31% 7.31% 7.31% 7.31% 7.31% 7.31% 7.31% Implied Unit Price $35.56 $35.56 $37.34 $38.02 $39.32 $40.50 $41.71 $42.95 $44.23 Adjusted Exchange Ratio (2) 0.9337 0.9337 0.9337 0.9337 0.9337 0.9337 0.9337 0.9337 0.9337 KMI Pro Forma Dividend $2.00 $2.20 $2.42 $2.66 $2.93 $3.22 $3.38 $3.53 $3.68 Implied Value of KMI Stock (Based on Adj. Exchange Ratio) (3) $41.50 $45.65 $50.21 $55.24 $60.76 $66.84 $70.20 $73.17 $76.42 Cash Portion Received (4) $4.65 $4.65 $4.65 $4.65 $4.65 $4.65 $4.65 $4.65 $4.65 Total Value to Unitholders $46.15 $50.30 $54.87 $59.89 $65.41 $71.49 $74.86 $77.82 $81.07 Estimated Unitholder Taxes (5) ($3.38) ($3.38) ($3.38) ($3.38) ($3.38) ($3.38) ($3.38) ($3.38) ($3.38) Total Value to Unitholders (After-Taxes) $42.77 $46.92 $51.49 $56.51 $62.03 $68.11 $71.48 $74.44 $77.69 Implied Value Uplift (Pre-tax) $10.59 $14.74 $17.53 $21.87 $26.09 $30.99 $33.15 $34.87 $36.85 % Value Uplift (Pre-tax) 30% 41% 47% 58% 66% 77% 79% 81% 83% Implied Value Uplift (After-tax) $7.21 $11.36 $14.15 $18.49 $22.71 $27.61 $29.77 $31.49 $33.47 % Value Uplift (After-tax) 20% 32% 38% 49% 58% 68% 71% 73% 76% Adjusted EPB Distribution (6) $2.29 $2.29 $2.41 $2.45 $2.53 $2.61 $2.69 $2.77 $2.85 Pro Forma Dividend to EPB Unitholders (7) $1.87 $2.05 $2.26 $2.49 $2.73 $3.01 $3.16 $3.29 $3.44 Accretion / (Dilution) - $ ($0.42) ($0.24) ($0.15) $0.04 $0.20 $0.40 $0.47 $0.53 $0.59 Accretion / (Dilution) - % (18%) (10%) (6%) 1% 8% 15% 18% 19% 21% Cumulative Accretion / (Dilution) - $ ($0.42) ($0.66) ($0.81) ($0.77) ($0.57) ($0.17) $0.30 $0.83 $1.42

 Tax Detail Taxable Income at PF KMI ___________________________ Includes 40% of pro forma KMI maintenance capex. The other 60% is included in Consolidated Capex and is depreciated using a 15-Year MACRs schedule. Calculated per KMP projections for 12/31/2014. Calculated per EPB projections for 12/31/2014. Assumes approximately 13.7 years of depreciable life, which is the average life of the various components that make-up the depreciable base. The actual depreciable life will vary when the depreciable base allocation is completed. 8 ($ in millions) 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Consolidated EBITDA $7,729 $8,667 $9,559 $10,970 $11,522 $12,102 $12,711 $13,350 $14,021 Taxable Cash Flow From Citrus 32 28 31 31 31 31 31 31 31 Taxable Cash Flow From NGPL (0) 0 (0) (0) (0) (0) (0) (0) (0) Taxable Cash Flow From Plantation 18 18 18 18 18 18 18 18 18 Other (88) (109) (113) (117) (117) (117) (117) (117) (117) KMI Sustaining Capex (4) (4) (4) (4) (4) (4) (4) (4) (4) Interest Expense (2,108) (2,414) (2,748) (2,956) (3,113) (3,254) (3,415) (3,595) (3,777) Maintenance Capex (1) (200) (205) (210) (215) (221) (232) (244) (256) (269) Remedial Income 360 360 360 360 360 360 360 360 360 Tax Depreciation (4,671) (5,354) (5,895) (6,136) (6,208) (6,270) (6,383) (6,546) (6,747) Taxable Income $1,068 $988 $997 $1,951 $2,268 $2,633 $2,956 $3,242 $3,517 Tax Rate 36.5% 36.5% 36.5% 36.5% 36.5% 36.5% 36.5% 36.5% 36.5% Consolidated Taxes $390 $361 $364 $712 $828 $961 $1,079 $1,183 $1,284 8/8ths KMP Enterprise Value at Purchase $53,522 Stranded Basis (2,750) KMP Value of Asset Step-Up $50,772 12/31/14 KMI LP Ownership in KMP (2) 10.0% 8/8ths EPB Enterprise Value at Purchase $14,025 Stranded Basis (250) EPB Value of Asset Step-Up $13,775 1 2/31/14 KMI LP Ownership in EPB (3) 41.2% KMP Asset Step-Up $45,704 $45,704 $45,704 $45,704 $45,704 $45,704 $45,704 $45,704 $45,704 $45,704 EPB Asset Step-Up 8,098 8,098 8,098 8,098 8,098 8,098 8,098 8,098 8,098 8,098 Total Asset Step-Up $53,801 $53,801 $53,801 $53,801 $53,801 $53,801 $53,801 $53,801 $53,801 $53,801 13.7-Yr Straightline (4) 7.32% 7.32% 7.32% 7.32% 7.32% 7.32% 7.32% 7.32% 7.32% 7.32% Annual Depreciation $3,939 $3,939 $3,939 $3,939 $3,939 $3,939 $3,939 $3,939 $3,939 $3,939 Consolidated Capex $0 $4,939 $7,444 $6,740 $4,026 $2,767 $2,905 $3,050 $3,203 $3,363 15-Yr MACRs 8.75% 9.13% 8.21% 7.39% 6.65% 5.99% 5.90% 5.91% 5.90% 5.91% 2014 Capex - - - - - - - - - - 2015 Capex 432 451 406 365 328 296 291 292 291 2016 Capex 651 680 611 550 495 446 439 440 2017 Capex 590 615 553 498 448 404 398 2018 Capex 352 368 331 298 268 241 2019 Capex 242 253 227 204 184 2020 Capex 254 265 239 215 2021 Capex 267 278 250 2022 Capex 280 292 2023 Capex 294 Total Capex Depreciation $0 $432 $1,102 $1,675 $1,944 $2,042 $2,126 $2,242 $2,404 $2,606 YE 2014 KMP Year-End Inside Basis $10,931 2014 Growth Capex Less 1-Yr Depreciation 4,211 YE 2014 Year-end Inside Base to CO2 - PF YE 2014 KMP Year-End Inside Basis $15,143 12/31/14 KMI LP Ownership in KMP 10.0% Existing Basis Owned by KMI $1,512 YE 2014 EPB Year-End Inside Basis $4,502 2014 Growth Capex Less 1-Yr Depreciation 154 PF YE 2014 EPB Year-End Inside Basis $4,656 12/31/14 KMI LP Ownership in EPB 41.2% Existing Basis Owned by KMI $1,919 15-Yr MACRs 0.00% 8.75% 9.13% 8.21% 7.39% 6.65% 5.99% 5.90% 5.91% 5.90% Existing KMP Basis Depreciation $0 $132 $138 $124 $112 $101 $91 $89 $89 $89 Existing EPB Basis Depreciation $0 $168 $175 $158 $142 $128 $115 $113 $113 $113 Total Tax Depreciation NA $4,671 $5,354 $5,895 $6,136 $6,208 $6,270 $6,383 $6,546 $6,747

Disclaimer These pages contain material that was provided to the Board of Directors (the “Board”) of Kinder Morgan Inc. (the “Company”) by Barclays Capital Inc. (“Barclays”), the United States investment banking division of Barclays Bank PLC. The accompanying material was compiled or prepared on a confidential basis solely for consideration by the Board and no part of it may be reproduced, distributed or transmitted without the prior consent of Barclays. The information contained in this material was obtained from the Company and publicly available sources, and Barclays has relied upon such information without independent verification thereof. These materials are being provided in connection with an actual engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities described herein. Any estimates and projections contained herein have been prepared by management of the Company or were obtained from publicly available sources or are based upon such estimates and projections. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays assumes no obligation to update or otherwise revise these materials. Theses material are not, and shall not be considered as, a fairness opinion nor as a report, opinion or appraisal relating to any consideration or the fairness of any consideration involved in the proposed transaction. Because these materials were prepared for use in the context of a presentation to the Board, these materials are incomplete without reference to, and should be viewed in conjunction with, the oral briefing provided by Barclays. These materials were not prepared to comply with the disclosure standards under state and federal securities laws and, to the extent the material may be considered by readers not as familiar with the business and affairs of the Company as the Board, neither the Company nor Barclays nor any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material if used by persons other than the Board. These materials are not intended to provide the sole basis for evaluation of the proposed transaction and do not purport to contain all information that may be required and should not be considered a recommendation with respect to the proposed transaction. Barclays, its affiliates and the individuals associated therewith may (in various capacities) have positions or deal in transactions or securities (or related derivatives) of the Company or any counterparty to the transaction contemplated herein. IRS Circular 230 Disclosure: Barclays and its affiliates do not provide tax advice. Please note that (i) any discussion of U.S. tax matters contained in this communication (including any attachments) cannot be used by the Company for the purpose of avoiding tax penalties; (ii) this communication was written to support the promotion or marketing of the matters addressed herein; and (iii) the Board should seek advice based on its particular circumstances from an independent tax advisor. Barclays Capital is the investment banking division of Barclays Bank PLC. Barclays Bank PLC is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702). Copyright Barclays Bank PLC, 2014 (all rights reserved). This document is confidential, and no part of it may be reproduced, distributed or transmitted without the prior written permission of Barclays. 9